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                                                                     Exhibit 5.1









                                  September 3, 1998


Eaglemark, Inc.
4150 Technology Way
Carson City, Nevada 89706

          Re:  Harley-Davidson Motorcycle Contract Backed Notes and
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               Harley-Davidson Motorcycle Contract Backed Certificates
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Ladies and Gentlemen:

          We have acted as special counsel to the Harley-Davidson Eaglemark Motorcycle Trusts (each, a "TRUST") referred to below in connection with the filing by Eaglemark, Inc., a Nevada corporation (the "COMPANY"), as sponsor of the Trusts, of the registration statement on Form S-3 (such registration statement, together with the exhibits and any amendments thereto, the "REGISTRATION STATEMENT"), registering up to $1,200,000,000 aggregate principal amount of asset-backed notes (the "NOTES") and asset-backed certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES"). The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"). As described in the Registration Statement, the Securities will be issued from time to time in one or more series (each, a "SERIES"). Each Series of Securities is to be issued under and pursuant to the terms of a separate Pooling and Servicing Agreement or Sale and Servicing Agreement, Trust Agreement and Indenture and sold from time to time pursuant to certain underwriting agreements (collectively, the "AGREEMENTS" and each, individually, an "AGREEMENT"). Capitalized terms used but not defined herein have the meanings given to them in the Registration Statement.

          This opinion letter is being delivered to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          We are familiar with the proceedings to date with respect to the proposed issuance and delivery of the Securities and have examined copies of the Certificate of Incorporation and By-Laws of the Company, the Registration Statement, the Prospectus and the form of Prospectus Supplements included therein, the form of each Agreement and such other documents, records and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.


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          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents that have been or will be executed in connection with the issuance of each Series of Securities, we have assumed that the parties to such documents had or will have at the time of execution of such documents, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others. In addition, we have also relied upon the accuracy and completeness of all certificates and other statements, representations, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in such documents, with respect to the factual matters set forth therein.

          Based on the foregoing, and assuming that the terms of each Series of Securities are otherwise in compliance with applicable law at the time of issuance of such Securities, we are of the opinion that:

     1. When (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) the amount, price, interest rate and other principal terms of the Notes relating to such Series have been duly approved by Board of Directors of the Company, (iii) the applicable Agreements relating to such Series have been duly executed and delivered by the parties thereto in substantially the form filed as exhibits to the Registration Statement, (iv) the related Certificate of Trust has been duly executed and filed by the Owner Trustee with the Secretary of State of the State of Delaware, (v) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (vi) the Notes have been duly executed and authenticated in accordance with the applicable Agreements, the Notes will constitute valid and binding obligations of the related Trust as issuer thereof enforceable in accordance with their terms, and entitled to the benefits of the applicable Agreements (subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship and moratorium laws and subject to the limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors generally, to general principles of equity, regardless of whether enforcement is considered in proceedings in equity or at law, and to an implied covenant of good faith and fair dealing).

     2. When (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) the amount, price, interest rate and other principal terms of the Certificates relating to such Series have been duly approved by the Board of Directors of the Company, (iii) the applicable Agreements relating to such Series have been duly executed and delivered by the parties thereto in substantially the form filed as exhibits to the Registration Statement, and (iv) the Certificates have been duly and validly executed in accordance with the applicable Agreements, the Certificates will constitute valid and binding obligations of the applicable Trust as issuer thereof enforceable in accordance with their terms, and entitled to the benefits of the applicable Agreements


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(subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship and moratorium laws and subject to the limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors generally, to general principles of equity, regardless of whether enforcement is considered in proceedings in equity or at law, and to an implied covenant of good faith and fair dealing).

          We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the offer and sale of the Securities.

          This opinion letter is limited to the laws of the United States of America, the State of Illinois and Title 12, Chapter 38 of the Delaware Code, and we express no opinion with respect to the laws of any other state or jurisdiction.

          Our opinions set forth in this letter are based on the facts in existence and the laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act or the rules and regulations thereunder.

                                   Very truly yours,



                                   /s/ Winston & Strawn